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                                                                     Exhibit 3.1

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 BANCTEC, INC.
                             --------------------

               FIRST:  The name of the Corporation is BANCTEC, INC.

               SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

               THIRD: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

               FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 32,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, $.01 par value ("Preferred Stock"), 30,000,000 shares of Common Stock, $.01 par value ("Common Stock"), and 1,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock").

               I.   Common Stock and Class A Common Stock.
                    -------------------------------------

               Except as otherwise expressly provided herein, all shares of Common Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of common stock of the Corporation:

               1.   Dividends. The holders of shares of Common Stock and Class A
                    ---------
          Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation out of any funds legally available therefor; provided that any
                                                       --------
          dividends declared with respect to shares of Common Stock and Class A Common Stock shall be the same.

               2.   Liquidation. Upon any liquidation, dissolution or winding up
                    -----------
          of the Corporation, whether voluntary or involuntary, the holders of the shares of Class A Common Stock and Common Stock, according to the number of shares of Class A Common Stock and Common Stock then outstanding, shall be entitled to share ratably in all assets of the Corporation available for distribution to its stockholders.
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               3.   Conversion.
                    ----------

               3A.  Optional Conversion of Class A Common Stock. Subject to and
                    -------------------------------------------
          upon compliance with the provisions of this paragraph 3, the holder of any share or shares of Class A Common Stock shall have the right, at its option, to convert such shares of Class A Common Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Class A Common Stock) into an equal number of fully paid and nonassessable whole shares of Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Class A Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class A Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

               3B.  Automatic Conversion of Class A Common Stock.
                    --------------------------------------------
          Notwithstanding anything else herein to the contrary in this Section 3, in the event that, at any time while any of the Class A Common Stock shall be outstanding, (i)(A) the Corporation shall complete a firm commitment underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, in which the aggregate price paid for such shares by the public shall be at least $50,000,000 (a "Qualified Offering"), or (B) greater than 50% of the outstanding shares of Class A Common Stock shall have been converted into Common Stock, then all outstanding shares of Class A Common Stock shall be automatically and without further action on the part of the holders of the Class A Common Stock converted into an equal number of fully paid and nonassessable whole shares of Common Stock, such conversion to be effective immediately prior to the closing of such Qualified Offering or immediately prior to the conversion of Class A Common Stock satisfying clause (B) above, as the case may be, and (ii) the original purchaser of any shares of Class A Common Stock named in the Securities Purchase Agreement, dated as of June 17, 1999, by and between Colonial Acquisition Corp. and the purchaser named therein, shall sell, transfer or otherwise convey to any party other than to any affiliates (as defined in Rule 405 promulgated under the Securities Act) of such original purchaser or to members or partners of such affiliates, such shares of Class A Common Stock shall be automatically and without further action on the part of the holders of such Class A Common Stock converted into an equal number of fully paid and nonassessable whole shares of Common Stock, with the same effect as if the certificates evidencing such shares had been surrendered for conversion; provided, however, that certificates evidencing the shares
                      --------  -------
          of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Class A Common Stock so converted.

               3C.  Issuance of Certificates; Time Conversion Effected.
                    --------------------------------------------------
          Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 3A and surrender of the certificate or certificates for the share or shares of the Class A Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and

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          delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Class A Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Class A Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

               3D.  Fractional Shares; Dividends; Partial Conversion. No
                    ------------------------------------------------
          fractional shares shall be issued upon conversion of the Class A Common Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class A Common Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Class A Common Stock represented by the certificate or certificates surrendered pursuant to subparagraph 3A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Common Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 3D, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Class A Common Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

               3E.  Subdivision or Combination of Stock. In case the
                    -----------------------------------
          Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then in each case the Class A Common Stock shall be similarly subdivided or entitled to such dividend, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class A Common Stock shall be similarly combined.

               3F.  Reorganization or Reclassification. If any capital
                    ----------------------------------
          reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Class A Common Stock shall thereafter only have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class A Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of

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          such stock immediately theretofore so receivable had such
          reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock into which Class A Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation.

               3G.  Notice of Adjustment. Upon any adjustment made pursuant to
                    --------------------
          3E or 3F, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class A Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Common Stock or other securities, cash or property issuable upon conversion of the Class A Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               3H.  Stock to be Reserved. The Corporation will at all times
                    --------------------
          reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Class A Common Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

               3I.  No Reissuance of Class A Common Stock. Shares of Class A
                    -------------------------------------
          Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

               3J.  Issue Tax. The issuance of certificates for shares of Common
                    ---------
          Stock upon conversion of the Class A Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Common Stock which is being converted.

               3K.  Closing of Books. The Corporation will at no time close
                    ----------------
          its transfer books against the transfer of any Class A Common Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class A Common Stock in any manner which interferes with the timely conversion of such Class A Common Stock.

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               3L.  Definition of Common Stock. As used in this paragraph 3, the
                    --------------------------
          term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on the date of filing of this Amended and Restated Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Class A Common Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 3E or 3F, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Amended and Restated Certificate of Incorporation.

               4.   Voting. Except as otherwise provided by law or this
                    ------
          Certificate of Incorporation, the holders of Common Stock and Class A Common Stock shall vote together as a class on all matters to be voted on by the stockholders of the Corporation on the following basis: (1) each holder of Class A Common Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Class A Common Stock so held on the record date for the determination of stockholders entitled to vote and (2) each holder of Common Stock shall be entitled to one vote per share. So long as shares of Class A Common Stock are outstanding, at any annual meeting of stockholders for the election of directors of the Corporation, one director (the "Class A Director") shall be elected by the holders of Class A Common Stock voting together as a single class, to the exclusion of the holders of Common Stock and any other class of capital stock of the Corporation that has the right to vote at such meeting. The holders of Common Stock and any other class of capital stock of the Corporation which has the right to vote at such meeting (other than Class A Common Stock) shall elect the remaining directors. So long as shares of Class A Common Stock are outstanding, the Class A Director may be removed by, with or without cause, the vote or consent of the holders of record of the outstanding shares of Class A Common Stock, voting together as a single class. So long as shares of Class A Common Stock are outstanding, any vacancy in the office of the Class A Director may be filled by the person elected by the vote of the holders of record of the outstanding shares of Class A Common Stock, voting together as a single class. So long as shares of Class A Common Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of a majority of the holders of shares of Class A Common Stock outstanding at the time (1) amend, alter or repeal the provisions of this Section I of Article FOURTH of this Amended and Restated Certificate of Incorporation or
          (2) issue, authorize or propose the issuance of any shares of Class A Common Stock.

               II.  Preferred Stock.
                    ---------------

               The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors

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with respect to the Preferred Stock shall include, but not be limited to, determination of the following:

               1. The number of shares constituting that series and the distinctive designation of that series;

               2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

               3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

               8. Any other relative rights, preferences and limitations of that series.

               FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

               SIXTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Amended and Restated Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

               SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions which are not in good faith or which involve intentional

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misconduct or knowing violation of the law, (iii) any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph
(a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

               (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               (d) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article, and the Corporation may adopt by-laws or enter into agreements with such persons for the purpose of providing for such advances.

               (e) The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

               (f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the

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Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise.

               (g) If a claim for indemnification or advancement of expenses under this Article is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of cost of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

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